Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Etienne Marcus
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FIRST QUARTER OF FISCAL 2026

CALABASAS HILLS, Calif. – April 29, 2026 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the first quarter of fiscal 2026, which ended on March 31, 2026.

Total revenues were $978.8 million in the first quarter of fiscal 2026 compared to $927.2 million in the first quarter of fiscal 2025. Net income and diluted net income per share were $49.5 million and $1.02, respectively, in the first quarter of fiscal 2026.

The Company recorded a pre-tax net expense of $2.0 million related to impairment of assets and lease termination expenses, and Fox Restaurant Concepts (“FRC”) acquisition-related items. Excluding the after-tax impact of these items, adjusted net income and adjusted diluted net income per share for the first quarter of fiscal 2026 were $51.1 million and $1.05, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 1.6% year-over-year in the first quarter of fiscal 2026.

“We delivered strong first quarter results, with revenue, margins and earnings finishing above our expectations,” said David Overton, Chairman and Chief Executive Officer. “Our top-line performance was led by comparable sales growth at The Cheesecake Factory restaurants, which outperformed the broader casual dining industry in the quarter. These results, delivered in a competitive environment and despite significant weather-related impacts, reflect the resilient demand for the distinct, high-quality dining experiences we provide our guests and strong affinity for our namesake concept. At the same time, execution within our restaurants was excellent, with operators driving year-over-year improvements in labor productivity and food efficiency, supporting solid flow-through to profitability.”

Mr. Overton continued, “For more than four decades, our approach has been grounded in a commitment to taking care of our guests and each other, delivering exceptional hospitality and memorable dining experiences that set our concepts apart. We are honored to be recognized on the Fortune magazine ‘100 Best Companies to Work For’ list for the 13th consecutive year, a distinction that reflects the strength of our culture, how our teams bring our values to life across our restaurants every day, and reinforces our position as an employer of choice.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Development

During the first quarter of fiscal 2026, the Company opened one North Italia, one Flower Child, one FRC restaurant, and one The Cheesecake Factory restaurant opened internationally under a licensing agreement in Guadalajara, Mexico. Subsequent to quarter-end, the Company opened one North Italia location.

The Company continues to expect to open as many as 26 new restaurants in fiscal 2026, including as many as six The Cheesecake Factory restaurants, six to seven North Italia locations, six to seven Flower Child locations and as many as seven FRC restaurants.

Liquidity and Capital Allocation

As of March 31, 2026, the Company had total available liquidity of $601.6 million, including a cash balance of $235.1 million and $366.5 million of availability on its revolving credit facility with no outstanding balance. Total principal amount of debt outstanding was $644.0 million, including $69.0 million in principal amount of 0.375% convertible senior notes due 2026 and $575.0 million in principal amount of 2.00% convertible senior notes due 2030.

During the first quarter of fiscal 2026, the Company repurchased approximately 332,000 shares of its stock at a cost of $19.2 million. In addition, the Company’s Board of Directors has declared a quarterly dividend of $0.30 per share to be paid on May 26, 2026, to shareholders of record at the close of business on May 13, 2026.

Conference Call and Webcast

The Company will hold a conference call to review its results for the first quarter of fiscal 2026 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people—this defines who we are and where we are going. We currently own and operate 371 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia®, Flower Child® and a collection of other FRC brands. Internationally, 36 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2026, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the thirteenth consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com, www.iamaflowerchild.com and www.foxrc.com.

From Fortune. ©2026 Fortune Media IP Limited. All rights reserved. Used under license. Fortune® and Fortune 100 Best Companies to Work For® are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding the Company’s operations, growth, restaurant development and other objectives. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: economic, public health and political conditions that impact consumer confidence and spending, including government shutdowns, trade policy, interest rate fluctuations, periods of heightened inflation and market instability, and armed conflicts; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; pandemics and related containment measures, including the potential for quarantines or restriction on in-person dining; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia, Flower Child and Other Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of new unit development and related permitting; compliance with debt covenants; strategic capital allocation decisions including with respect to share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of changes in tax laws; changes in laws impacting the Company’s business; adverse weather conditions and natural disasters in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

The Cheesecake Factory Incorporated

Condensed Consolidated Statements of Income

(unaudited; in thousands, except per share data)

	13 Weeks Ended		13 Weeks Ended
Consolidated Statements of Income	March 31, 2026		April 1, 2025
	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$978,833	100.0%	$927,197	100.0%
Costs and expenses:
Food and beverage costs	212,250	21.7%	202,261	21.8%
Labor expenses	347,769	35.5%	331,075	35.7%
Other operating costs and expenses	264,353	27.0%	246,425	26.6%
General and administrative expenses	63,931	6.5%	59,932	6.5%
Depreciation and amortization expenses	27,984	2.9%	26,082	2.8%
Impairment of assets and lease termination expenses	829	0.1%	378	0.0%
Acquisition-related contingent consideration, compensation and amortization expenses	1,202	0.1%	998	0.1%
Preopening costs	5,470	0.6%	8,087	0.9%
Total costs and expenses	923,788	94.4%	875,238	94.4%
Income from operations	55,045	5.6%	51,959	5.6%
Interest expense, net	(1,995)	(0.2)%	(2,328)	(0.3)%
Loss on debt extinguishment	-	0.0%	(15,891)	(1.7)%
Other income, net	301	0.1%	743	0.1%
Income before income taxes	53,351	5.5%	34,483	3.7%
Income tax provision	3,803	0.4%	1,542	0.1%
Net income	$49,548	5.1%	$32,941	3.6%

Basic net income per share	$1.06		$0.69
Basic weighted average shares outstanding	46,585		47,526

Diluted net income per share	$1.02		$0.67
Diluted weighted average shares outstanding	48,455		49,284

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

The Cheesecake Factory Incorporated

Selected Segment Information

(unaudited; in thousands)

	For the 13 Weeks Ended March 31, 2026
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$690,473	$89,479	$104,522	$94,359	$978,833
Costs and expenses:
Food and beverage costs	151,158	20,264	23,032	17,796	212,250
Labor expenses	238,354	33,421	39,169	36,825	347,769
Other operating costs and expenses	180,297	24,717	30,664	28,675	264,353
General and administrative expenses	-	-	-	63,931	63,931
Depreciation and amortization expenses	17,170	3,194	3,365	4,255	27,984
Impairment of assets and lease terminations expense	557	-	2	270	829
Acquisition-related contingent consideration, compensation and amortization expenses	-	-	316	886	1,202
Preopening costs	1,415	1,914	1,731	410	5,470
Total costs and expenses	588,951	83,510	98,279	153,048	923,788
Income/(loss) from operations	$101,522	$5,969	$6,243	$(58,689)	$55,045

	For the 13 Weeks Ended April 1, 2025
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$672,734	$83,410	$87,424	$83,629	$927,197
Costs and expenses:
Food and beverage costs	147,655	18,415	19,149	17,042	202,261
Labor expenses	233,391	31,917	31,562	34,205	331,075
Other operating costs and expenses	174,604	22,620	25,565	23,636	246,425
General and administrative expenses	-	-	-	59,932	59,932
Depreciation and amortization expenses	16,226	2,798	3,035	4,023	26,082
Impairment of assets and lease terminations expenses	75	-	300	3	378
Acquisition-related contingent consideration, compensation and amortization expenses	-	-	316	682	998
Preopening costs	1,350	2,680	2,793	1,264	8,087
Total costs and expenses	573,301	78,430	82,720	140,787	875,238
Income/(loss) from operations	$99,433	$4,980	$4,704	$(57,158)	$51,959

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

The Cheesecake Factory Incorporated

Selected Operating, Restaurant and Balance Sheet Information

(unaudited; in thousands, except statistical data)

	13 Weeks Ended	13 Weeks Ended
The Cheesecake Factory restaurants operating information:	March 31, 2026	April 1, 2025
Comparable restaurant sales vs. prior year	1.6%	1.0%
Restaurants opened during period	-	-
Restaurants open at period-end	216	215
Restaurant operating weeks	2,816	2,795

North Italia operating information:
Comparable restaurant sales vs. prior year	(2)%	(1)%
Restaurants opened during period	1	3
Restaurants open at period-end	49	45
Restaurant operating weeks	625	560

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	1	2
Restaurants open at period-end	56	49
Restaurant operating weeks	720	626

Other operating information:(2)
Restaurants opened during period	1	3
Restaurants open at period-end	49	46
Restaurant operating weeks	639	583

Number of company-owned restaurants:
The Cheesecake Factory	216
North Italia	49
Other FRC	56
Other	49
Total	370

Number of international-licensed restaurants:
The Cheesecake Factory	36

(1) The Other FRC segment includes all FRC brands except Flower Child.

(2) The Other segment includes the Flower Child and Grand Lux Cafe concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	March 31, 2026	December 30, 2025
Cash and cash equivalents	$235,090	$215,729
Current and long-term debt, net of issuance costs (1)	630,993	630,074

(1) Includes $68.9 million net balance of 0.375% convertible senior notes due 2026 (principal amount of $69 million less $0.1 million in unamortized issuance costs) and $562.1 million net balance of 2.00% convertible senior notes due 2030 (principal amount of $575 million less $12.9 million in unamortized issuance costs). The unamortized issuance costs were recorded as a contra-liability and netted with current and long-term debt on the Condensed Consolidated Balance Sheet and are being amortized as interest expense.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and net income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net income and diluted net income per share the impact of items the Company does not consider indicative of its ongoing operations. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated

Reconciliation of Non-GAAP Financial Measures

(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended
	March 31, 2026	April 1, 2025
Net income (GAAP)	$49,548	$32,941
Impairment of assets and lease termination expenses(1)	829	378
Acquisition-related contingent consideration, compensation and amortization expenses(2)	1,202	998
Loss on extinguishment of debt(3)	-	15,891
Tax effect of adjustments(4)	(529)	(4,489)
Adjusted net income (non-GAAP)	$51,050	$45,719

Diluted net income per share (GAAP)	$1.02	$0.67
Impairment of assets and lease termination expenses(1)	0.02	0.01
Acquisition-related contingent consideration, compensation and amortization expenses(2)	0.02	0.02
Loss on extinguishment of debt(3)	-	0.32
Tax effect of adjustments(4)	(0.01)	(0.09)
Adjusted diluted net income per share (non-GAAP)(5)	$1.05	$0.93

(1) A detailed breakdown of impairment of assets and lease termination expenses recorded in the thirteen weeks ended March 31, 2026 and April 1, 2025 can be found in the Selected Segment Information table.

(2) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.

(3) Represents premium paid and acceleration of previously unamortized deferred financing costs as a result of partial redemption of our convertible senior notes due 2026.

(4) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2026 and 2025 periods.

(5) Adjusted net income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000